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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 29, 2001


                         QUESTCOR PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         CALIFORNIA                               0-20772                              33-0476164
(STATE OR OTHER JURISDICTION              (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER IDENTIFICATION NO.)
      OF INCORPORATION)

26118 RESEARCH ROAD, HAYWARD, CALIFORNIA                                94545
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (510) 732-5551

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     This Current Report on Form 8-K is filed by Questcor Pharmaceuticals, Inc., a California corporation (the "Company"), in connection with the matters described herein.

ITEM 5. OTHER EVENTS.

     On March 29, 2001 the Company entered into a binding Letter Agreement with Sigma-Tau Finanziaria S.p.A. ("Sigma-Tau") relating to the purchase by Sigma-Tau of Company common stock and the purchase by Sigma-Tau of a warrant to acquire additional Company common stock. Pursuant to the Letter Agreement, the Company will issue and sell to Sigma-Tau an aggregate of 2,873,563 shares of Company common stock. The purchase price will be $0.522 per share, for an aggregate purchase price of $1,499,999.80.

     The Company will also sell a warrant to Sigma-Tau to purchase an additional 2,873,563 shares of the Company's common stock. The purchase price of such warrant will be $100,000. The shares of common stock issuable upon the exercise of the warrant will have an exercise price equal to $0.522 per share and will be exercisable from the date the warrant is issued until the close of business on September 29, 2001. The $100,000 to be paid by Sigma-Tau for the warrant will be non-refundable.In the event that Sigma-Tau elects not to exercise the warrant in full on or before the close of business on September 29, 2001 (the "Expiration Date"), the Company will have no obligation to return any such portion of the $100,000 paid for the warrant. In the event that Sigma-Tau exercises the warrant in full, on or before the Expiration Date, the $100,000 paid for the warrant will be credited toward the purchase of the aggregate of 2,873,563 shares of Company common stock under the warrant. The Company and Sigma-Tau have agreed that the warrant will not be exercisable to the extent that, after such exercise, Sigma-Tau would hold more than 19.9% of the outstanding shares of Company common stock.

     The transaction contemplated by the Letter Agreement will be memorialized in a stock and warrant purchase agreement and a warrant that is reasonably satisfactory to the Company and Sigma-Tau. The closing of the purchase and sale of the shares and warrant will be held on April 5, 2001, or at such time (the "Closing Date") as shall be agreed upon by the Company and Sigma-Tau and will occur at the offices of the Company, 26118 Research Road, Hayward, CA 94545. On or prior to the Closing Date, Sigma-Tau will deliver to Company $1,599,999.80, which represents the aggregate purchase price of $1,499,999.80 for the purchase of the shares plus the aggregate purchase price of $100,000 for the purchase of the warrant.

     The Letter Agreement also contemplates that the Company and Sigma-Tau may engage in a near-term strategic or collaboration transaction. To further this objective, the Company and Sigma-Tau have agreed to a so-called "Exclusivity Period" for a period of twenty business days from the date of the Letter Agreement, whereby in order to facilitate Sigma-Tau's review of the affairs of the Company, the Company has agreed to refrain from engaging in certain activities, including: entering into any sale or disposition of any significant portion of its assets or stock with any other pharmaceutical, biotechnology or health care company; merging or consolidating with any other pharmaceutical, biotechnology or health care company; issuing or transferring any securities to any other pharmaceutical, biotechnology or health care company except in the ordinary course of business; entering into any transaction with any other pharmaceutical, biotechnology or health care company except in the ordinary course of business; and, encouraging, soliciting or negotiating any transaction with any other pharmaceutical, biotechnology or health care company, provided, however, nothing contained in the Letter Agreement shall preclude or limit the Board of Directors of the Company from discharging its fiduciary responsibilities as directors in response to any unsolicited inquiry or offer from any pharmaceutical, biotechnology or health care company, other than Sigma-Tau.

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ITEM 7. EXHIBITS.

(c)  Exhibits.

     Exhibit
     Number              Description of Exhibit
     ------              ----------------------
      99.1          Press Release dated April 4, 2001


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2001                    QUESTCOR PHARMACEUTICALS, Inc.



                                       By: /s/ HANS P. SCHMID
                                           -------------------------------------
                                           Hans P. Schmid
                                           Vice President Finance and
                                           Administration, Chief Financial
                                           Officer


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                                  EXHIBIT INDEX

Exhibit
Number               Description of Exhibit
------               ----------------------
 99.1          Press Release dated April 4, 2001


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